Exhibit 10.12

AMENDMENT NUMBER TWO TO THE HENRY SCHEIN, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Supplemental Executive Retirement Plan, amended and restated effective as of January 1, 2008 (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company or an authorized committee may amend the Plan;

WHEREAS, the Compensation Committee is authorized to amend the Plan; and

WHEREAS, the Compensation Committee wishes to amend the Plan to provide that contributions shall be made on a quarterly basis.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2009 as follows:

1.             Section 3(a) of the Plan is hereby amended such that the second and third sentences thereof are replaced with the following:

“A contribution will be made with respect a calendar quarter on behalf of a Participant if such Participant was employed on the last day of such calendar quarter.  A Participant’s Deferral Account shall be credited on the September 30th immediately following the Plan Year during which the applicable calendar quarter occurs with respect to which the contribution is earned (or at least annually as of any date determined by the Committee in its sole discretion).”

IN WITNESS WHEREOF, this amendment has been executed December 15, 2009.

HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger

Title:	Senior Vice President, General Counsel